Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen High Yield Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	25,511,393	0.24	  	98,599,783	3.40
Class B	10,353,425	0.21		44,274,985	3.40
Class C	11,450,486	0.21		47,607,393	3.40
Class I	2,935,746	0.25		7,981,283	3.40

Evergreen Diversified Income Builder Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	9,094,484	0.31		26,669,797	6.40
Class B	2,627,449	0.27		8,554,411          6.42
Class C	2,528,220	0.27		8,592,824          6.41
Class I	1,045,572	0.32		2,833,538          6.30

Evergreen U.S. Government Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	3,445,960	0.45		7,412,676	9.97
Class B	564,283	0.38		1,269,730	9.97
Class C	294,916	0.38		769,473	9.97
Class I	21,740,316	0.48		48,065,272	9.97

Evergreen Diversified Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	11,787,049	0.83		13,803,044	14.45
Class B	852,703	0.72		1,114,443	14.45
Class C	1,242,068	0.72		1,671,804	14.45
Class I	3,565,742	0.87		3,908,730	14.45


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